Exhibit 2.5

BRIGHT PATTERN INC.

Schedule of Exceptions

This Schedule of Exceptions is made and given pursuant to Section 2 and Section 3 of the Series A Preferred Stock Purchase Agreement, dated as of October __, 2013 (the “Agreement”), between Bright Pattern Inc. (the “Company”) and the Investors listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement, and the disclosures in any section or subsection of this Schedule of Exceptions shall qualify other sections and subsections to the extent such disclosure is readily apparent on its face from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

Nothing in this Schedule of Exceptions is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of all which have been made available to the Investors. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been made available to the Investors or their respective counsel.

2.2     Capitalization and Voting Rights.
(d)
Equity Agreements
The Company has outstanding options to purchase 2,449,000 shares of the Company’s Common Stock.
The Company has made commitment to grant options to purchase 525,000 shares of the Company’s Common Stock in connections with offer letters presented to various employees.
The Company has entered into that certain Note Purchase Agreement with Cervin Ventures Fund II, L.P. (“Cervin”), dated August 27, 2013 and that certain Promissory Note in favor of Cervin, dated August 27, 2013 (collectively, the “Bridge Loan”).
The October 2013 Series Seed Subscription Agreement.
(f)
Stock Purchase Agreement, dated June 29, 2012, by and between the Company and Konstantin Kishinsky, pursuant to which Mr. Kishinsky acquired 4,600,000 shares of the Company’s Common Stock (the “Kishinsky SPA”).

Stock Purchase Agreement, dated June 29, 2012, by and between the Company and Erhan Cakmak, pursuant to which Mr. Cakmak acquired 1,000,000 shares of the Company’s Common Stock (the “Cakmak SPA”).

2.3    Subsidiaries.

The Company has an office location in Moscow, Russia and is registered as a foreign corporation doing business in Russia, with a representative office registration and bylaws.
2.9    Proprietary Information Agreements.
Boris Popov, a former QA manager employed by the Company from December 2010 through February 2011, has not executed the Company’s standard form of Proprietary Information Agreement. Mr. Popov did not contribute in any way to the development of intellectual property that is necessary to the business of the Company as currently conducted or as proposed to be conducted.
2.10    Intellectual Property.
List of third party software licenses and components used by the Company is in Exhibit A.
2.12    Agreements; Action.
(a)
Promissory Note, dated June 29, 2012, by and between the Company and Erhan Cakmak (the “Cakmak Note”).
Pledge Agreement, dated June 29, 2012, by and between the Company and Erhan Cakmak (the “Cakmak Pledge”).
Stock Purchase Agreement, dated June 29, 2012, by and between the Company and Sergey Menshikov, pursuant to which Mr. Menshikov acquired 200,000 shares of the Company’s Common Stock (the “Menshikov SPA”).
Stock Purchase Agreement, dated August 12, 2009, by and between the Company and Konstantin Kishinsky, pursuant to which Mr. Kishinsky acquired 1,000 shares of the Company’s Common Stock.
Stock Purchase Agreement, dated January 27, 2011, by and between the Company and Yevgeniy Rozhkov, pursuant to which Mr. Rozhkov acquired 500 shares of the Company’s Common Stock (the “Rozhkov SPA”).

The Company is indebted to the following parties for the amounts set forth opposite their names, all of which indebtedness shall be repaid in accordance with Section 8.15 of the Agreement (collectively, the “Schedule of Loans Summary 10-01-13”):

#	Loans Summary	Amount	Comments
1	S. Timoshevsky	$133,300
2	K. Kishinsky	$415,000	Bridge loan
3	Y. Rozhkov	$120,000	Bridge loan
4	S. Menshikov	$20,000	Bridge loan
5	I.Malyshkin	$20,000	Bridge loan
6	Cervin	$150,000	Bridge loan
7	A. Lobastov	$16,667	Bridge loan
	Total	$874,967

The Company has entered into indemnification agreements with each of its directors, substantially in the form approved by its Board of Directors and stockholders and substantially similar to the form made available to the Investors.
Management Rights Letter, of even date herewith, by and between the Company and Cervin Ventures II, L.P. (the “MRL”).
The Bridge Loan.
Disclosures to Section 2.2(f) are hereby incorporated by reference.
(b)
Standard Office Sublease Agreement, dated January 10, 2013, by and between the Company and Myers-Stevens, Mello & Co., Inc.
The Company has incurred legal fees to Kirkland & Ellis LLP pursuant to Section 6.8 of the Agreement (the “Kirkland Fees”).
Disclosures to Section 2.12(a), with the exception of the MRL, are hereby incorporated by reference.
The Kishinsky SPA.
The Rozhkov SPA.
The Bridge Loan.
Licenses
Disclosures to Section 2.10 are hereby incorporated by reference.
(c)
The Schedule of Loans Summary 10-01-13 is hereby incorporated by reference.
For the first six (6) months of 2012, the Company was an S-corporation and Konstantin Kishinsky and Yevgeniy Rozhkov, the only two stockholders of the Company prior to the date of the Company’s conversion to a C-corporation, reported distributions of loss on their prior year tax returns.
2.13    Related-Party Transactions.
Disclosures to Section 2.12(a) are hereby incorporated by reference.
2.19    Financial Statements.
The Financial Statements may not be in full compliance with U.S. generally accepted accounting principles and may need to be restated because of, among other things, (i) the Company’s usage of QuickBooks related reconciliation with generally accepted accounting principles and (ii) delays in receiving updated information sent by the Company’s Moscow office regarding assets, liabilities, cash flow and other similar items related to the operation of such office.
Reference is made to the Bright Pattern Tax Report 2012.
Reference is made to the BP Balance Sheet July 31 2013.
Reference is made to the BP P&L Jan - Jul 2013.

Reference is made to the BP YTD Cash Flow 2013.
Reference is made to the Kirkland Fees.
Reference is made to the Schedule of loans summary 10-01-13.
2.20     Changes.
(a)
The Bridge Loan.
(f)
Oksana Zimina was granted a raise on September 1, 2013, in the amount of $9,600.
2.21     Employee Benefit Plans.
The Company provides health and vision insurance through Blue Shield of California.
The Company provides dental insurance through Delta Dental.
The Company provides workers compensation insurance through Hartford.
2.25    Labor Agreements and Actions; Employee Compensation.
Under Russian labor laws, the Company’s employees in the Moscow office are due severance pay in a termination event.
3.2     Capitalization
Disclosures to Section 2.2 are hereby incorporated by reference.
3.4    Affiliate Transactions
Disclosures to Sections 2.2, 2.12, 2,13, 2.20 and 2.21 are hereby incorporated by reference.

Exhibit A

SP 3.5 Third Party Components, Libraries

Component	Version	License	Used in
Microsoft Visual Studio	2010 SP1	MSDN Subscription	C++ components on Windows
MySQL	5.5.20 Community Edition, 64 bit	GNU GPL 2 (http://www.gnu.org/licenses/old-licenses/gpl-2.0.html), not bundled with product	Configuration DB, Reporting DB
Resiprocate	1.6	Vovida (http://www.resiprocate.org/License)	SIP Stack in SIP Processor, Softphone
PortAudio	19	MIT License (http://www.portaudio.com/license.html)	Softphone

speex	1.2 beta1	revised BSD license (http://www.xiph.org/licenses/bsd/speex/)	RTP Processor - codec, softphone - codec, AGC algorithm
libsndfile	1.0	LGPL (http://www.mega-nerd.com/libsndfile/#Licensing)	RTP Processor
gsmlib	6.10	Technical University of Berlin GsSM License	RTP Processor, Softphone- codec
Java	v6 Standard Edition		Reporting Aggregator, Configuration Portal, Agent Desktop, Configuration Server
FireBreath		BSD 2.0 (it is dual licensed, we elect to use BSD 2.0)	Agent Desktop - softphone plugin packaging
JSON Parser	2008/10/14	Its own license	C++ Servers
icu4c	51	IBM nonrestrictive license	Scenario Engine, Dialer, StatServer (Time Zone support)
Mongo DB	2.2.5	Server - AGPL, Client - Apache	AgentDesktop web server (Chat, Forum demos)
yajsw	11.03	LGPL	Service wrapper to launch java servers as windows services
jetty	7.6.7	EPL 1.0, Apache 2.0	Application server
Jetty-j2sehttpspi	7.6.7.v20120910	Apache 2.0	jetty ws
slf4j	1.7.5	MIT	Portal, AD, Config server, Aggregator, Scheduler
logback	1.0.11	EPL 1.0 or LGPL	Portal, AD, Config server, Aggregator, Scheduler
netty	3.2.3, 3.5.1	Apache 2.0	Yajsw, Portal, AD
com.sun.el	1.0.0	EPL 1.0, CDDL	jetty jsp support
javax.el	2.1.0	Apache 2.0, CDDL	jetty jsp support
javax.servlet.jsp	2.1.0	Apache 2.0, CDDL	jetty jsp support
javax.servlet.jsp.jstl	1.2.0	Apache 2.0, CDDL	jetty jsp support
org.apache.jasper.glassfish	2.1.0	Apache 2.0, CDDL	jetty jsp support
org.apache.taglibs.standard.glassfish	1.2.0	Apache 2.0, CDDL	jetty jsp support
org.eclipse.jdt.core	3.7.1	EPL 1.0	jetty jsp support
servlet-api	2.5	Apache 2.0	part of jetty distribution
aopalliance	1.0	Public domain	Portal, AD
asm	3.3.1	BSD	Portal, AD
beanlib-5.0.2beta	5.0.2beta	Apache 2.0	Portal, AD
commons-beanutils	1.8.3	Apache 2.0	Portal, AD
commons-cli	2-SNAPSHOT, 1.2	Apache 2.0	yajsw, Portal, AD
commons-codec	1.4	Apache 2.0	Portal, AD
commons-collections	3.2, 3.2.1	Apache 2.0	Yajsw, Portal, AD
commons-configuration	1.8, 1.6	Apache 2.0	yajsw, Portal, AD
commons-digester	2.1	Apache 2.0	Portal, AD
commons-email	1.2	Apache 2.0	Portal, AD
commons-exec	1.1	Apache 2.0	Portal, AD
commons-fileupload	1.2.2	Apache 2.0	Portal, AD
commons-io	2.1, 1.3.1	Apache 2.0	yajsw, Portal, AD
commons-lang	2.4, 2.6	Apache 2.0	yajsw, Portal, AD
commons-logging	1.1	Apache 2.0	yajsw, portal, AD
commons-net	3.2	Apache 2.0	Portal, AD
commons-pool	1.5.6	Apache 2.0	Portal, AD
commons-vfs2	1.1	Apache 2.0	yajsw
de.huxhorn.sulky.3rdparty.jlayer	1.0	LGPL	Portal
dom4j	1.6.1	BSD	Portal, AD
eclipselink.jar	2.4.0	EPL 1.0	Portal, AD, Scheduler
geronimo-stax-api_1.0_spec	1.0.1	Apache 2.0	Portal
groovy-all	1.8.5, 1.8.6	Apache 2.0	yajsw, Portal,Scheduler
gson	2.2.2, 2.1	Apache 2.0	Portal, AD, Scheduler, Aggregator

guava	13.0.1	Apache 2.0	Portal, AD, Scheduler, Aggregator
guice	3.0	Apache 2.0	Portal, AD, Scheduler
GWT	2.4.0	Apache 2.0	Portal, AD
GXT	2.1.1	GPL 3.0 and commercial	Configuration Portal
gwt-dnd	3.12.2	Apache 2.0	Agent Desktop, Portal (compile time)
gwtquery	1.1.0	Apache 2.0	Agent Desktop (compile time)
gflot	2.4.3	MIT	Agent Desktop (compile time)
mvp4g	1.3.1	Apache 2.0	Portal, AD (compile time)
gin	1.5.0	Apache 2.0	Portal, AD (compile time)
icu4j	4.8.1	IBM nonrestrictive license	Portal, AD, Aggregator
itext	2.1.7	MPL 1.0, LGPL 2.0	Portal, Scheduler
jackson	1.9.2	Apache 2.0 LGPL	Portal, AD
Jasper Reports	4.1.1 Community edition	LGPL	Configuration Portal, Scheduler (Historical Reports)
javax.inject	1	Apache 2.0	Portal, AD, Scheduler
javax.persistence	2.0.0	EPL 1.0	Portal, AD, Scheduler
jaxb	2.2.4	CDDL 1.1	Portal, AD
jersey	1.13	CDDL 1.1 or LGPL 2.0 with classpath exception	Portal, AD
jettison	1.1	Apache 2.0	Portal
jna	3.4.1	LGPL	yajsw
joda-time	2.2	Apache 2.0	Portal, AD, Scheduler
jrexx	1.1.1	LGPL	yajsw
js-mongodb-datasource	0.5.0	AGPL 3.0	Portal
jsch	0.1.50	BSD	Portal
jsr305	2.0.0	Apache 2.0	Portal, AD
liquibase	2.0.3	Apache 2.0	Portal
liquibase-slf4j	0.0.1	MIT	Portal
mail	1.4	CDDL 1.0	Portal, AD
mongo-java-driver	2.11.1	Apache 2.0	Portal, AD
opencsv	2.3	Apache 2.0	Portal
poi	3.7	Apache 2.0	Portal, AD
proxytoys	1.0	BSD	Portal, AD
validation-api	1.0.0	Apache 2.0	Portal, AD
xmlbeans-2.5.0.jar	2.5.0	Apache 2.0	Portal, AD
jquery	1.6.1, 1.7.2 (bundled in gflot)	MIT	AD
flot	0.7 (bundled in gflot)	MIT	Agent Desktop
jquery.datepick	4.0.3	MIT	AD
jquery.*		MIT, jQuery Tools Do What You Like License	AD
html5 starter pack by sickdesigner		Copyright (c) Sickdesigner.com - permissive, but requires copyright to be displayed	AD
swfobject	2.2	MIT	AD
sqljdbc4.jar	4.0	MS Redistribution License	Config server
boost (C++)	1.42	Boost Software License	Dialer (via Mongo Driver)
Mongo C++ driver	2.2	Apache License 2.0	Dialer
OpenSSL		Apache License 1.0 and SSLeay License is a 4-clause BSD License.	Agent Server, Scenario Engine
UniMRCP	1.1.0	Apache License 2.0	RTP Processor
Apache Portable Runtime Library	1.4.6	Apache License 2.0	RTP Processor
Apache Portable Runtime Utility Library	1.5.1	Apache License 2.0	RTP Processor
Sofia-SIP - RFC3261 compliant SIP User-Agent library	1.12.11-204-g6ff5f3f	LGPL 2.1	RTP Processor
zlib	1.2.3.4	http://www.zlib.net/zlib_license.html	RTP Processor
libexpat XML parsing C library	2.0.1	MIT License	RTP Processor

Maria DB Driver for MySQL	1.1.3	LGPL	Configuration Portal, Configuration Server, Aggregator, Scheduler, Agent Web Server
Log4j		Apache License 2.0	Configuration portal
Errai::CDI::Demo		Apache License 2.0	Configuration portal
guice.extensions.assistedinject		Apache License 2.0	Configuration portal
guice.extensions.servlet		Apache License 2.0	Configuration portal
ASM tree		Apache License 2.0
base64 by Mark Renouf		BSD 2.0	Configuration Portal
jung		BSD 2.0	Configuration Portal
javamail		Sun Javamail 1.4 license	Configuration Portal, scheduler
com.oreilly.servlet		com.oreilly.servlet license
UnicodeBOMInputStream		Creative Commons Attribution Share Alike 3.0
BISON generated code		GNU GPL Exception	Scenario Engine
gwt-user		GWT License	Configuration Portal, Agent Web Server
jshash		BSD 2.0	Demo screens in AD
fugue-icons		Creative Commons Attributions 3.0	Demo
fstoke-jquery-window		MIT License	Demo
math.uuid		MIT License	Agent Desktop
jquery plugins		MIT license	Demo
Constellation admin skin, generic icons		Theme Forest Commercial License	External chat, Demo
Logging Framework for C++		Apache License 2.0	Firebreath
Walking Callstack		BSD 2.0	All servers
NetBSD - DnsResolver		BSD 2.0	All servers
Code Project Style Toolkit		BSD 2.0	Softphone
Crypto++ / Cryptopp		Crypto++ License	RTP Processor
fftsg		FFT Package License	RTP Processor
UTF8 CPP		License for UTF8 CPP	Softphone
http-parser		MIT	Agent Server
net-snmp	5.7.1	BSD-Like, BSD	All Servers
PCRE	8	BSD	Scenario Engine